Exhibit 99.1

reAlpha Tech Corp. Announces Executive Appointments

Mike Logozzo Appointed as President and Chief Operating Officer;

Michael Frenz Appointed as Chief Financial Officer;

Jorge Aldecoa Appointed to New Role of Chief Product Officer

DUBLIN, Ohio. (February 1, 2024) – reAlpha Tech Corp. (“reAlpha” or the “Company”) (Nasdaq: AIRE), a real estate technology company focused on developing, utilizing and commercializing real estate-focused artificial intelligence (“AI”) to drive efficiency, sustainability and growth, today announced the following leadership changes: Mike Logozzo has been appointed as the Company’s President and Chief Operating Officer; Jorge Aldecoa has been appointed to the new role of Chief Product Officer; and Michael Frenz has been appointed as Chief Financial Officer. The appointments are effective immediately. Mr. Aldecoa and Mr. Frenz will report to Mr. Logozzo, who will report to Giri Devanur, the Company’s Chairman and Chief Executive Officer.

“These strategic hires bolster our C-suite and we believe it is a step forward towards continuing to enhance stockholder value through our AI-powered real estate tech solutions,” said Devanur. “We are confident their collective expertise will drive rapid commercialization and market leadership for reAlpha.”

As President and COO, Mr. Logozzo takes the helm, steering reAlpha through day-to-day operations, strategy, and compliance. Bringing over 25 years of experience in the financial services and operations industry, including more than 15 years at BMW, and a proven capital raising track record, Mr. Logozzo has been with reAlpha since the beginning and played a pivotal role in the company’s Nasdaq debut and beyond.

In his new role as Chief Product Officer, Mr. Aldecoa brings over 15 years of experience in the residential and commercial real estate industry. Tasked with commercializing reAlpha’s AI technologies, his real estate industry knowledge, and successful implementation of a property management platform to facilitate acquisition and management of newly-constructed single-family rental homes at previous positions, will be pivotal for product innovation and business growth. Mr. Aldecoa’s leadership will also guide the potential acquisition of future technologies, enriching reAlpha’s tech portfolio.

As CFO, Mr. Frenz brings extensive experience in financial reporting, capital markets, and mergers and acquisitions. Prior to joining reAlpha, he was the Chief Financial Officer of CA Ventures, a private global real estate investment management company, and before then, the Chief Financial Officer of Clipper Realty Inc. (NYSE: CLPR), a publicly traded real estate investment trust, and an investment banker for almost two decades at well-known investment banks.

Mr. Devanur added, “I have great confidence in this leadership team’s ability to drive reAlpha’s success in the real estate AI and digitization space: Jorge Aldecoa allows our team to implement focused strategies for our technology portfolio, Mike Logozzo has been with reAlpha since its inception and led our successful capital raising efforts and Nasdaq listing, and the substantial contributions of Michael Frenz to our Nasdaq listing and vast experience as a public company finance executive position him perfectly for a crucial role of continuously creating value for our stockholders.”

About reAlpha Tech Corp.

reAlpha Tech Corp. (Nasdaq: AIRE) is a real estate technology company with a mission to develop, utilize and commercialize real-estate focused artificial intelligence to drive efficiency, sustainability and growth. Founded with a focus on short-term rental properties, reAlpha’s strategy involves developing and buying technologies aimed at democratizing access to this asset class. In addition to providing individual investors with access to short-term rentals, reAlpha plans to make some of its technologies available for commercial use on a licensing fee basis, pay-per-use basis or other fee arrangements. For more information about reAlpha, visit www.realpha.com.

Forward-Looking Statements

The information in this press release includes “forward-looking statements”. Forward-looking statements include, among other things, statements about: reAlpha’s ability to anticipate the future needs of the short-term rental market; future trends in the real estate, technology and artificial intelligence industries, generally; and reAlpha’s future growth strategy and growth rate. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “could”, “might”, “plan”, “possible”, “project”, “strive”, “budget”, “forecast”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: reAlpha’s limited operating history and that reAlpha has not yet fully developed its AI-based technologies; reAlpha’s ability to commercialize its developing AI-based technologies; whether reAlpha’s technology and products will be accepted and adopted by its customers and intended users; the ability to maintain and strengthen reAlpha’s brand and reputation; the ability to accurately forecast demand for short-term rentals and AI-based real estate focused products; the ability to execute business objectives and growth strategies successfully or sustain reAlpha’s growth; the ability of reAlpha’s customers to pay for reAlpha’s services; changes in applicable laws or regulations, and the impact of the regulatory environment and complexities with compliance related to such environment; and other risks and uncertainties indicated in reAlpha’s U.S. Securities and Exchange Commission (“SEC”) filings. Forward-looking statements are based on the opinions and estimates of management at the date the statements are made and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking statements. Although reAlpha believes that the expectations reflected in the forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. reAlpha’s future results, level of activity, performance or achievements may differ materially from those contemplated, expressed or implied by the forward-looking statements, and there is no representation that the actual results achieved will be the same, in whole or in part, as those set out in the forward-looking statements. For more information about the factors that could cause such differences, please refer to reAlpha’s filings with the SEC. Readers are cautioned not to put undue reliance on forward-looking statements, and reAlpha does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Media

ICR on behalf of reAlpha

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